Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A common stock of Maravai LifeSciences Holding Corp. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2021

MARAVAI LIFE SCIENCES HOLDINGS, LLC

By:	/s/ Kevin Herde
Name:	Kevin Herde
Title:	Chief Financial Officer

MARAVAI LIFE SCIENCES HOLDINGS 2, LLC

By:	/s/ Kevin Herde
Name:	Kevin Herde
Title:	Chief Financial Officer

GTCR FUND XI/C LP

By:	GTCR Partners XI/A&C LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal

GTCR FUND XI/B LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal

GTCR PARTNERS XI/A&C LP

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal

GTCR CO-INVEST XI LP

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal

GTCR PARTNERS XI/B LP

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal

GTCR INVESTMENT XI LLC

By:	/s/ Jeffrey Wright
Name:	Jeffrey Wright
Title:	Principal